NEWS RELEASE
Investor Contact: Dustin Stilwell 812.306.2964	Media Contact: Eva Schmitz 812.306.2424
dustinstilwell@berryplastics.com	evaschmitz@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Reports Second Quarter Fiscal 2015 Results

EVANSVILLE, Ind. – May 1, 2015 – Berry Plastics Group, Inc. (NYSE:BERY) today reported results for its second fiscal 2015 quarter, referred to in the following as the March 2015 quarter:

●	Recorded net income per diluted share of $0.31 and adjusted net income per diluted share of $0.42 for the March 2015 quarter
●	Increased Operating EBITDA by 10 percent to $210 million for the March 2015 quarter compared to $191 million in the March 2014 quarter
●	Generated $112 million of cash flow from operations and adjusted free cash flow of $71 million for the March 2015 quarter
●	Adjusted free cash flow of $304 million and adjusted EBITDA of $831 million for the four quarters ended March 2015
●	Increased fiscal year 2015 adjusted free cash flow guidance nearly 10 percent to $350 million

"In the March 2015 quarter, we reported both record net sales and operating EBITDA for any March ending quarter in the Company’s history.  Operating EBITDA improved by $19 million or 10 percent over the same prior year quarter, primarily as a result of lower raw material costs, cost savings from our restructuring initiatives and improved operational productivity, along with contributions and synergies from our recent acquisitions," said Jon Rich, Chairman and CEO of Berry Plastics.

March 2015 Quarter Results
For the March 2015 quarter, the Company’s net sales increased by 1 percent to $1,224 million from $1,210 million in the March 2014 quarter.  The year-over-year increase was primarily attributed to net sales from businesses we acquired in the last twelve months partially offset by soft customer demand.

	Quarterly Period Ended (Unaudited)
Net sales (in millions of dollars)	March 28, 2015	March 29, 2014	$ Change	% Change
Rigid Open Top	$251	$256	$(5)	(2)%
Rigid Closed Top	380	360	20	6%
Engineered Materials	344	368	(24)	(7	) %
Flexible Packaging	249	226	23	10%
Total net sales	$1,224	$1,210	$14	1%

March 2015 Fiscal Year-to-Date (FYTD) Results
For the March 2015 FYTD, the Company’s net sales increased by 4 percent to $2,444 million as compared to $2,350 million for the same period of fiscal 2014.  This increase was primarily attributed to net sales from businesses we acquired in the last twelve months along with increased selling prices occurring primarily in the first fiscal quarter of 2015 partially offset by soft customer demand.

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	Two Quarterly Periods Ended (Unaudited)
Net sales (in millions of dollars)	March 28, 2015	March 29, 2014	$ Change	% Change
Rigid Open Top	$508	$517	$(9)	(2)%
Rigid Closed Top	753	692	61	9%
Engineered Materials	693	710	(17)	(2	) %
Flexible Packaging	490	431	59	14%
Total net sales	$2,444	$2,350	$94	4%

Capital Structure and Adjusted Free Cash Flow
The ratio of net debt of $3,691 million at the end of the March 2015 quarter to adjusted EBITDA of $831 million for the four quarters ended March 28, 2015, was 4.4x, representing a 0.2x improvement (reduction) through the first two quarters of fiscal 2015.  The Company’s adjusted free cash flow for the March 2015 quarter was $71 million and $304 million for the four quarters ended March 28, 2015.

	March 28, 2015	September 27, 2014
(in millions of dollars)	(Unaudited)

Term loans	$2,395	$2,505
Revolving line of credit	—	—
5½% second priority notes	500	500
9¾% second priority notes	800	800
Capital leases and other	115	113
Total debt	$3,810	$3,918
Less: cash and cash equivalents	(119)	(129)
Net debt	$3,691	$3,789

Outlook
“As we look ahead to the second half of our fiscal year, we are increasing our fiscal 2015 adjusted free cash flow guidance from $320 million as previously forecasted, to $350 million.  The revised guidance assumes resin prices will not change significantly from the end of the March 2015 quarter and flat sales volumes for the last two quarters of fiscal 2015.  This estimate also includes a reduction in our forecast of additions to property, plant, and equipment from $230 million to $220 million and a source of cash from working capital of $25 million.  Additionally, we are maintaining our forecasts on cash interest expense of $205 million and other cash costs of $50 million,” stated Rich.

Investor Conference Call
The Company will host a conference call today, May 1, 2015, at 10 a.m. Eastern Time to discuss its second quarter fiscal 2015 results.  The telephone number to access the conference call is (866) 244-4530 (domestic), or (703) 639-1173 (international), conference ID 1655124.  The call will last approximately one hour.  Interested parties are invited to listen to a live webcast by visiting the Company’s Investor Relations page at www.berryplastics.com.  A replay of the conference call can also be accessed on the Investor Relations page of the website beginning May 1, 2015, at 1 p.m. Eastern Time, to May 8, 2015, by calling (888) 266-2081 (domestic), or (703) 925-2533 (international), access code 1655124.

About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers.  The Company’s world headquarters is located in Evansville, Indiana, with annual net sales of $5 billion in fiscal 2014 and is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

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Non-GAAP Financial Measures
This press release includes non-GAAP financial measures such as Operating EBITDA, Adjusted EBITDA, Adjusted net income per share and Adjusted free cash flow. A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.

Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” “outlook,” or “looking forward,” or similar expressions that relate to our strategy, plans or intentions.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including, without limitation, in conjunction with the forward-looking statements included in this release.  All forward-looking information and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Some of the factors that we believe could affect our results include:  (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis; (3) the impact of potential changes in interest rates: (4) performance of our business and future operating results; (5) risks related to our acquisition strategy and integration of acquired businesses; (6) reliance on unpatented know-how and trade secrets; (7) increases in the cost of compliance with laws and regulations, including environmental, safety, and production and product laws and regulations; (8) risks related to disruptions in the overall economy and the financial markets may adversely impact our business; (9) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (10) risks of competition, including foreign competition, in our existing and future markets;(11) general business and economic conditions, particularly an economic downturn; (12) the ability of our insurance to cover fully our potential exposures; (13) risks that our restructuring programs may entail greater implementation costs  or result in lower costs savings than anticipated, and (14) the other factors discussed in the under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Berry Plastics Group, Inc.
Consolidated Statements of Income
(Unaudited)
(in millions of dollars, except per share data)

	Quarterly Period Ended		Two Quarterly Periods Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014

Net sales	$1,224	$1,210	$2,444	$2,350
Costs and expenses:
Cost of goods sold	1,000	1,023	2,037	1,987
Selling, general, and administrative	86	82	171	159
Amortization of intangibles	23	25	48	51
Restructuring and impairment charges	3	3	8	13
Operating income	112	77	180	140

Debt extinguishment	—	2	—	2
Other expense (income), net	1	—	—	(1)
Interest expense, net	52	57	105	112
Income before income taxes	59	18	75	27
Income tax expense	21	6	24	9
Consolidated net income	$38	$12	$51	$18

Net income per share:
Basic	$0.32	$0.10	$0.43	$0.15
Diluted	0.31	0.10	0.41	0.15

Outstanding weighted-average shares: (in millions)
Basic	119.0	116.6	118.7	116.3
Diluted	124.1	121.7	123.4	120.5

Berry Plastics Group, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(in millions of dollars)

	Quarterly Period Ended		Two Quarterly Periods Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Consolidated net income	$38	$12	$51	$18
Currency translation	(20)	(3)	(34)	(4)
Interest rate hedges	(13)	3	(20)	3
Provision for income taxes related to other comprehensive income items	4	(1)	6	(1)
Comprehensive income	$9	$11	$3	$16

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Berry Plastics Group, Inc.
Condensed Consolidated Balance Sheets
 (in millions of dollars)

	March 28, 2015	September 27, 2014
Assets:	(Unaudited)
Cash and cash equivalents	$119	$129
Accounts receivable, net	481	491
Inventories	609	604
Other current assets	279	208
Property, plant, and equipment, net	1,315	1,364
Goodwill, intangibles assets, and other long-term assets	2,411	2,472
Total assets	$5,214	$5,268

Liabilities and stockholders' equity (deficit)
Current liabilities, excluding debt	687	709
Current and long-term debt	3,810	3,918
Other long-term liabilities	790	742
Redeemable non-controlling interest	13	13
Stockholders’ deficit	(86)	(114)
Total liabilities and stockholders' equity (deficit)	$5,214	$5,268

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Berry Plastics Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
 (in millions of dollars)

	Two Quarterly Periods Ended
	March 28, 2015	March 29, 2014

Cash flows from operating activities:
Consolidated net income	$51	$18
Depreciation and amortization	176	170
Other non-cash items	38	28
Working capital	(53)	34
Net cash from operating activities	212 ]	250

Cash flows from investing activities:
Additions to property, plant, and equipment	(79)	(114)
Proceeds from sale of assets	13	1
Acquisitions of businesses, net of cash acquired	—	(96)
Net cash from investing activities	(66)	(209)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	1,126
Repayment of long-term borrowings	(125)	(1,150)
Proceeds from issuance of common stock	13	10
Debt financing costs	—	(11)
Payment of tax receivable agreement	(39)	(32)
Net cash from financing activities	(151)	(57)
Effect of exchange rate changes on cash	(5)	—
Net change in cash and cash equivalents	(10)	(16)
Cash and cash equivalents at beginning of period	129	142
Cash and cash equivalents at end of period	$119	$126

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Berry Plastics Group, Inc.
Condensed Consolidated Financial Statements
Segment Information
(Unaudited)
(in millions of dollars)

	Quarterly Period Ended		Two Quarterly Periods Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Net sales:
Rigid Open Top	$251	$256	$508	$517
Rigid Closed Top	380	360	753	692
Engineered Materials	344	368	693	710
Flexible Packaging	249	226	490	431
Total	$1,224	$1,210	$2,444	$2,350
Operating income:
Rigid Open Top	$18	$6	$25	$19
Rigid Closed Top	41	33	62	63
Engineered Materials	35	32	67	57
Flexible Packaging	18	6	26	1
Total	$112	$77	$180	$140
Depreciation and amortization:
Rigid Open Top	$22	$23	$45	$46
Rigid Closed Top	31	31	67	61
Engineered Materials	18	18	35	37
Flexible Packaging	14	13	29	26
Total	$85	$85	$176	$170
Restructuring and impairment charges:
Rigid Open Top	$1	$1	$2	$2
Rigid Closed Top	2	1	3	1
Engineered Materials	—	1	—	4
Flexible Packaging	—	—	3	6
Total	$3	$3	$8	$13
Business optimization costs (1) :
Rigid Open Top	$5	$15	$11	$20
Rigid Closed Top	1	4	8	7
Engineered Materials	1	1	3	3
Flexible Packaging	3	6	6	10
Total	$10	$26	$28	$40
Operating EBITDA:
Rigid Open Top	$46	$45	$83	$87
Rigid Closed Top	75	69	140	132
Engineered Materials	54	52	105	101
Flexible Packaging	35	25	64	43
Total	$210	$191	$392	$363

(1) Includes integration expenses, non-cash charges, and other business optimization costs.

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Berry Plastics Group, Inc.
Reconciliation Schedules
(Unaudited)
(in millions of dollars, except per share data)

	Quarterly Period Ended		Four Quarters Ended
	March 28, 2015	March 29, 2014	March 28, 2015

Operating income	$112	$77	$356
Add: non-cash amortization from 2006 private sale	8	9	33
Add: restructuring and impairment	3	3	25
Add: business optimization costs (1)	10	26	68
Adjusted operating income (3)	$133	$115	$482

Add: depreciation and amortization (2)	77	76	331
Operating EBITDA (3)	$210	$191	$813

Add: pro forma acquisitions	—		6
Add: unrealized cost savings	—		12
Adjusted EBITDA (3)	$210		$831

Cash flow from operating activities	$112	$492
Net additions to property, plant, and equipment	(41)	(149)
Payment of tax receivable agreement	—	(39)
Adjusted free cash flow (3)	$71	$304

Net income per diluted share	$0.31
Non-cash amortization from 2006 private sale (net of tax)	0.04
Restructuring and impairment (net of tax)	0.02
Business optimization costs (1) (net of tax)	0.05
Adjusted net income per diluted share (3)	$0.42

(1) Includes integration expenses, non-cash charges, and other business optimization costs.

(2) Amortization excludes non-cash amortization from the 2006 private sale of $8 million for the March 28, 2015 quarter, $9 million for the March 29, 2014 quarter, and $33 million for the four quarters ended March 28, 2015.

(3) Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. These non-GAAP financial measures are among the indicators used by management to measure the performance of the Company’s operations, and also among the criteria upon which performance-based compensation may be based.  Adjusted EBITDA also is used by our lenders for debt covenant compliance purposes. We use Adjusted Free Cash Flow as a measure of liquidity because it assists us in assessing our Company’s ability to fund its growth through its generation of cash.  Our projected Adjusted Free Cash flow for fiscal 2015 assumes $609 million of cash flow from operations less $220 million of net additions to property, plant, and equipment and $39 million of payments under our tax receivable agreement.

Similar non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Because of these limitations, you should consider the non-GAAP financial measures alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

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